EXHIBIT 10.16
RÉGIME SUPPLÉMENTAIRE DE RETRAITE
pour les cadres supérieurs désignés de Donohue Inc.
Le participant soussigné accuse réception du document ci-joint relatif au Régime supplémentaire de retraite (RSR) pour les cadres supérieurs désignés de Donohue Inc., tel qu’amendé par le conseil d’administration de Donohue Inc. le 21 juillet 1999.
Le participant reconnaît avoir pris connaissance de ses dispositions et accepte chacune d’elles, plus particuliérement celles relatives à la définition du salaire final (avec ou sans le boni) pour les fins :
•	du calcul de la prestation de décès ou de cessation d’emploi;

•	du calcul de la prestation de retraite en cas de retraite avant la date normale de la retraite, comportant des dispositions de non-concurrence et de confidentialité
le tout tel que stipulé aux paragraphes i) et ii) de la section « Salaire, Non-concurrence et Confidentialité ».
En foi de quoi, les parties ont signé, ce 27 January 2000.

Par : Le participant au RSR	Par : Donohue Inc.

/s/ Monsieur Yves Laflamme 01 Feb 2000 Monsieur Yves Laflamme	/s/ M. Michel Desbiens M. Michel Desbiens
Président et chef de la direction